SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 19, 2019 (July 12, 2019)

 CALMARE THERAPEUTICS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08696	36-2664428
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1375 Kings Highway East
Fairfield, CT 06824
(Address of principal executive offices)
203-368-6044
(Registrant’s Telephone Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 12, 2019, the board of directors (the “Board”) of Calmare Therapeutics Incorporation (the “Registrant”) elected Dr. Santanu Das to fill the vacancy on the Board created by Carl O’Connell’s resignation. There was no arrangement or understanding between Dr. Das and any other person pursuant to which Dr. Das was elected.

On July 12, 2019, Dr. Das was elected to the executive committee of the Board. Dr. Das is party to a non-exclusive consulting agreement with the Registrant pursuant to which he provides certain advisory services to the Registrant and he receives $5,000 per month plus expenses and a commensurate equity component in compensation.

Item 8.01	Other Events.

On July 12, 2019, the Board established an executive committee (the “Committee”) of the Board consisting of Peter Brennan, Rustin Howard, Conrad Mir and Santanu Das. Pursuant to Section 141(c)(1) of the Delaware General Corporate Law (“DGCL”), the Board authorized the Committee, in its discretion, to exercise any and all powers of the Board for management of the Company except for those powers specifically prohibited from being granted to a committee of the board of directors under Section 141(c)(1) of the DGCL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

July 19, 2019

By:	/s/ Conrad Mir
Conrad Mir
Chief Executive Officer